                                                        EXHIBIT 12

                                                FLEET FINANCIAL GROUP, INC.
                                       COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                         TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                              EXCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

                                                            Three
                                                           Months
                                                            Ended
                                                          March 31,                  Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                            1998       1997        1996       1995        1994       1993
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                      $  535     $2,294      $2,070     $1,156     $1,460      $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        227        737         813      1,413      1,074         790
         (2)  1/3 of rent                                        13         53          55         52         53          54
   (b)  Preferred dividends                                      21        104         117         62         51          54
                                                          ========== ==========  ========== ==========  =========  ==========
   (c)  Adjusted earnings                                    $  796     $3,188      $3,055     $2,683     $2,638      $2,071
                                                          ========== ==========  ========== ==========  =========  ==========

Fixed charges and preferred dividends                        $  261    $   894     $   985     $1,527     $1,178     $   898
                                                          ========== ==========  ========== ==========  =========  ==========

Adjusted earnings/fixed charges                                3.05 x     3.57 x      3.10 x     1.76 x     2.24 x      2.31 x
                                                          ========== ==========  ========== ==========  =========  ==========



                                              INCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

                                                            Three
                                                           Months
                                                            Ended
                                                          March 31,                  Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                            1998       1997        1996       1995        1994       1993
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                     $   535     $2,294      $2,070     $1,156     $1,460      $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        227        737         813      1,413      1,074         790
         (2)  1/3 of rent                                        13         53          55         52         53          54
         (3)  Interest on deposits                              438      1,654       1,754      1,726      1,170       1,165
   (b)  Preferred dividends                                      21        104         117         63         51          54
                                                          ========== ==========  ========== ==========  =========  ==========
   (c)  Adjusted earnings                                    $1,234     $4,842      $4,809     $4,410     $3,808      $3,236
                                                          ========== ==========  ========== ==========  =========  ==========

Fixed charges and preferred dividends                       $   699     $2,548      $2,739     $3,254     $2,348      $2,063
                                                          ========== ==========  ========== ==========  =========  ==========

Adjusted earnings/fixed charges                                1.77 x     1.90 x      1.76 x     1.36 x     1.62 x      1.57 x
                                                          ========== ==========  ========== ==========  =========  ==========


                                                  EXHIBIT 12 (CONTINUED)
                                                FLEET FINANCIAL GROUP, INC.
                                       COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                      TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

                                                            Three
                                                           Months
                                                            Ended
                                                          March 31,                  Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                            1998       1997        1996       1995        1994       1993
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                     $   535     $2,294      $2,070     $1,156     $1,460      $1,173
Adjustments:
  (a)  Fixed charges:

         (1)  Interest on borrowed funds                        227        737         813      1,413      1,074         790
         (2)  1/3 of rent                                        13         53          55         52         53          54
                                                          ========== ==========  ========== ==========  =========  ==========
  (b)  Adjusted earnings                                    $   775     $3,084      $2,938     $2,621     $2,587      $2,017
                                                          ========== ==========  ========== ==========  =========  ==========

Fixed charges                                               $   240    $   790     $   868     $1,465     $1,127     $   844
                                                          ========== ==========  ========== ==========  =========  ==========

Adjusted earnings/fixed charges                                3.23 x     3.90 x      3.38 x     1.79 x     2.30 x      2.39 x
                                                          ========== ==========  ========== ==========  =========  ==========



                                              INCLUDING INTEREST ON DEPOSITS
                                                   (DOLLARS IN MILLIONS)

                                                            Three
                                                           Months
                                                            Ended
                                                          March 31,                  Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                            1998       1997        1996       1995        1994       1993
-----------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect of
     accounting changes                                     $   535     $2,294      $2,070     $1,156     $1,460      $1,173
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                        227        737         813      1,413      1,074         790
         (2)  1/3 of rent                                        13         53          55         52         53          54
         (3)  Interest on deposits                              438      1,654       1,754      1,726      1,170       1,165
                                                          ========== ==========  ========== ==========  =========  ==========
  (b)  Adjusted earnings                                     $1,213     $4,738      $4,692     $4,347     $3,757      $3,182
                                                          ========== ==========  ========== ==========  =========  ==========

Fixed charges                                               $   678     $2,444      $2,622     $3,191     $2,297      $2,009
                                                          ========== ==========  ========== ==========  =========  ==========

Adjusted earnings/fixed charges                                1.79 x     1.94 x      1.79 x     1.36 x     1.64 x      1.58 x
                                                          ========== ==========  ========== ==========  =========  ==========